PRESIDENTIAL LIFE CORPORATION

69 Lydecker Street

Nyack, New York 10960

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 13, 2009

The Annual Meeting of Shareholders (the "Annual Meeting") of Presidential Life Corporation (the "Company") will be held at the offices of Presidential Life Insurance Company, 69 Lydecker Street, Nyack, New York 10960, at 10:00 a.m., local time, on Wednesday, May 13, 2009, for the following purposes:

.

To elect nine (9) directors, each for a term of one year and until their respective successors are duly elected and qualified;

2.

To consider and act upon a proposal to ratify the Board of Directors' selection of BDO Seidman LLP as independent registered public accountants for the Company for the fiscal year ending December 31, 2009;

3.

To transact such other business as properly may come before the Annual Meeting or any postponement or adjournment or adjournments thereof.

The Board of Directors of the Company has fixed the close of business on April 1, 2009 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting.  It is expected that this Notice of Annual Meeting of Shareholders and the accompanying proxy materials will be mailed or delivered to shareholders commencing on or about April 24, 2009.

Regardless of whether you expect to attend the Annual Meeting in person, you are requested to complete, date and sign the enclosed proxy card and return it at your earliest convenience to the Company in the enclosed envelope.  No postage need be affixed if the envelope is mailed in the United States.  If you attend the meeting in person, you may revoke your proxy and vote your shares in person.

By order of the Board of Directors

KATHLEEN DASH, Secretary

April 21, 2009

PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND SIGN AND RETURN YOUR PROXY CARD PROMPTLY.  YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN.

PRESIDENTIAL LIFE CORPORATION

69 Lydecker Street

Nyack, New York 10960

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors (the "Board of Directors") of Presidential Life Corporation, a Delaware corporation (the "Company"), in connection with the Annual Meeting of the Company's shareholders to be held at the offices of Presidential Life Insurance Company ("Insurance Company"), 69 Lydecker Street, Nyack, New York 10960, at 10:00 a.m., local time, on Wednesday, May 13, 2009, or any postponement or adjournment or adjournments thereof (the "Annual Meeting").  The Company's principal executive offices are located at 69 Lydecker Street, Nyack, New York 10960.  The Company's telephone number at that address is (845) 358-2300.

GENERAL INFORMATION

The Company's common stock, par value $0.01 per share (the "Common Stock"), is the only class of security that is entitled to vote at the Annual Meeting.  The Board of Directors has fixed April 1, 2009 as the record date (the "Record Date") for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting.  On April 1, 2009 there were 29,574,315 shares of Common Stock outstanding.  It is expected that this Proxy Statement, the attached Notice of Annual Meeting of Shareholders, the accompanying form of proxy and the Company's Annual Report for the fiscal year ended December 31, 2008 (the "Annual Report") will first be mailed or delivered to shareholders commencing on or about April 24, 2009.

Each share of Common Stock entitles the holder to one vote on each matter to come before the Annual Meeting.  The Company's Certificate of Incorporation does not authorize cumulative voting.  A quorum of the shareholders is required at the Annual Meeting for the shareholders to take action effectively with respect to the proposals described in this Proxy Statement or to transact effectively any other business at the Annual Meeting.  A quorum of the shareholders will be present at the Annual Meeting if the holders of at least a majority of the outstanding shares of the Common Stock are present either in person or by proxy. Therefore, shareholders are urged to complete and return the enclosed proxy card whether or not they are planning to attend the Annual Meeting.

If voting by proxy with respect to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees.  With respect to each other proposal that comes before the shareholders at the Annual Meeting, shareholders may vote FOR the proposal, vote AGAINST the proposal or ABSTAIN from voting with respect to the proposal.  Assuming a quorum is present:  (i) the affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Annual Meeting and entitled to vote will be required to act with respect to the election of directors; and (ii) the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote will be required to act on all other proposals that come before the Annual Meeting.  Abstentions and broker non-votes will be included in the determination of the number of shares of Common Stock present at the meeting for quorum purposes.  Abstentions and broker non-votes will not be counted, however, in the tabulations of votes cast on proposals presented to shareholders.

A proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained thereon.  If no specific instructions are indicated on the proxy, (a) the shares represented thereby will be voted FOR:  (i) the election of the persons nominated herein as directors; and (ii) the ratification of the Board of Directors' selection of BDO Seidman LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2009; and (b) the proxy will authorize the shares represented thereby to be voted upon such other business as properly may come before the Annual Meeting, as determined, with respect to any such event, by the persons named in the accompanying form of proxy in accordance with their best judgment.

Each member of the Board of Directors has indicated that he intends to vote FOR:  (i) the election of the persons nominated herein as directors; and (ii) the ratification of the Board of Director's selection of BDO Seidman LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2009.

If a quorum is not present at the time that the Annual Meeting is convened, or if for any other reason the Board of Directors believes that additional time should be allowed for the solicitation of proxies, the Company may postpone or adjourn the Annual Meeting with or without a vote of the shareholders.  If the Company proposes to postpone or adjourn the Annual Meeting by a vote of the shareholders, the persons named in the accompanying form of proxy will vote all shares of Common Stock for which they have voting authority in favor of such postponement or adjournment, as the case may be.

Each proxy granted may be revoked by the person granting it at any time:  (i) by giving written notice to such effect to the Secretary of the Company; (ii) by execution and delivery of a proxy bearing a later date; or (iii) by attendance and voting in person at the Annual Meeting; except as to any matter upon which, prior to such revocation, a vote shall have been cast at the Annual Meeting pursuant to the authority conferred by such proxy.  The mere presence at the Annual Meeting of a person appointing a proxy does not revoke the appointment.

The Company will bear the cost of the Annual Meeting and the cost of soliciting these proxies, including the cost of preparing, printing, handling and mailing the proxy materials.  The Company will request brokerage houses, banking institutions and other custodians, nominees and fiduciaries to forward the proxy materials to beneficial owners of the shares of Common Stock and will reimburse them for their reasonable expenses incurred in connection therewith.

In addition to solicitation by mail, certain officers, directors, regular employees and other representatives of the Company may solicit proxies by telephone, facsimile, in person or otherwise.  These persons will receive no extra compensation for such services.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized.  This Proxy Statement does not constitute the solicitation of a proxy from any person in any jurisdiction with respect to whom it is unlawful to make such proxy solicitation in such jurisdiction.  The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of March 31, 2009 as to the ownership of Common Stock by:  (i) each person known by the Company to be the beneficial owner of five percent or more of the Common Stock; (ii) each director and nominee for election as a director of the Company; (iii) each of the Company's executive officers; and (iv) all directors, nominees for election as director and executive officers of the Company as a group:

 Number of Shares

     Percent of

 of Common Stock

   Common Stock

Five Percent Shareholders

Beneficially Owned (1)(2)    Beneficially Owned (1)

The Kurz Family Foundation, LTD (7)

             6,164,981

                 20.8%

Herbert Kurz (3)(4)

2,411,937

8.2%

Dimensional Fund Advisors, Inc. (8)

2,266,814

7.7%

Barclays Global Investors, NA (9)

1,649,124

5.6%

Directors (including nominees), Executive

Officers, and all Directors (including

nominees) and Executive Officers as a Group

Herbert Kurz (4)

2,411,937

8.2%

Lawrence Rivkin (5)

82,205

(6)

Donald Barnes

71,642

(6)

Jerrold Scher

3,128

(6)

Mark Abrams

9,645

(6)

Charles Snyder

5,663

(6)

John D. McMahon

2,000

(6)

William A. DeMilt

2,507

(6)

Lawrence Read

5,522

(6)

W. Thomas Knight

1,732

(6)

Stanley Rubin

8,745

(6)

William M. Trust Jr.

10,000

(6)

All Directors (including nominees)

and Executive Officers as a group

(twelve persons)(4)(5)

2,614,726

8.8%

(1)

Certain of the shares shown in this table are shares as to which the persons named in this table have the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

(2)

Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially held by them, subject to community property laws where applicable.

(3)

The address for Mr. Kurz is c/o Presidential Life Corporation, 69 Lydecker Street, Nyack, New York 10960.

(4)

Excludes 112,977 shares of Common Stock beneficially held by Mr. Kurz's wife and 6,164,981 shares of Common Stock beneficially held by The Kurz Family Foundation, Ltd., a charitable foundation of which Mr. Kurz is a director.  Mr. Kurz disclaims beneficial ownership of the shares held by his wife and the Foundation.

(5)

Excludes 1,716 shares of Common Stock beneficially held by Mr. Rivkin's wife.  Mr. Rivkin disclaims beneficial ownership of the shares held by his wife.

(6)

Less than one percent.

(7)   The address for The Kurz Family Foundation, LTD., is 69 Lydecker Street, Nyack, NY  10960.

(8)

The address for Dimensional Fund Advisors, Inc. ("Dimensional") is 1299 Ocean Avenue, Santa Monica, California 90401-1038.  Information as to holdings of Dimensional is based upon information provided by Dimensional and obtained by the Corporation through media sources.

(9)

The address for Barclays Global Investors, NA (“Barclays”) is 400 Howard Street, San Francisco, CA  94105.  Information as to the holdings of Barclays is based upon information provided by Barclays and obtained by the Corporation through media sources.

____________________

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the Company's directors, executive officers and nominees for election to the Board of Directors.

Name	Age	Position held with the Company

Herbert Kurz	89	Chairman of the Board of Directors and President of the Company and Chief Executive Officer of the Insurance Company

Donald Barnes	65	Vice Chairman of the Board of Directors of the Company and President and Chief Operating Officer of the Insurance Company

Charles Snyder	51	Chief Financial Officer of the Company and Director and Chief Financial Officer of the Insurance Company

Mark Abrams	60	Executive Vice President, Chief Investment Officer and Director of the Insurance Company

Jerrold Scher	67	Senior Vice President, Chief Actuary and Director of the Insurance Company

Lawrence Rivkin (1)(2)	87	Director

Lawrence Read (1)(2)	64	Director, Chairman of Audit Committee of the Board

W. Thomas Knight(2)	71	Director, Chairman of the Compensation Committee of the Board

Stanley Rubin(2)	66	Director

William M. Trust Jr (1)(2).	66	Director

William A. DeMilt	67	Director

John D. McMahon	57	Director

__________________

(1)   Member of Audit Committee

(2)   Member of Compensation Committee

Certain information regarding the business experience and other directorships of each of the persons named in the table on the preceding page of this Proxy Statement is as follows:

Herbert Kurz has been a director of the Company since 1969.  Mr. Kurz also has served as President of the Company and Chairman of the board of directors of the Insurance Company, the wholly-owned subsidiary of the Company through which the Company conducts its insurance and annuity business, for more than the past five years.  Mr. Kurz served as President of the Insurance Company from 1995 until 2000.  Effective May 12, 2009, Mr. Kurz has resigned as President of the Company and Chief Executive Officer of the Insurance Company.

Although Mr. Kurz will not have any day to day responsibilities he will continue to serve a Chairman of the Board of both the Company and the Insurance Company.

Donald L. Barnes became the Chief Operating Officer of the Insurance Company in 2007 and has served as President of the Insurance Company since 2000.  He has been a director of the Company since 2004 and has been Vice Chairman of the Board since 2005.  Mr. Barnes served as Senior Vice President of the Insurance Company from 1995 to 1999 and as Executive Vice President from 1999 to 2000.  Prior to that, Mr. Barnes had served as President of Franklin United Life Insurance Company for more than five years.  Effective May 12, 2009, Mr. Barnes will become President of the Company and Chief Executive Officer of the Insurance Company

Jerrold Scher has served as Chief Actuary of the Insurance Company since 2000.  For the ten years prior to 2000, Mr. Scher served as Senior Vice President of the Insurance Company.  Mr. Scher also currently serves as a director of the Insurance Company.

Mark Abrams has served as Chief Investment Officer of the Insurance Company since November 2003 and as Executive Vice President since 2005.  He was Senior Vice President of the Insurance Company from 2001 to 2005.  Prior to that, Mr. Abrams served as Vice President of the Insurance Company since October 1994.  Mr. Abrams currently serves as a director of the Insurance Company.

Charles Snyder has served as Chief Financial Officer of the Company and the Insurance Company since 2004.  Prior to that, Mr. Snyder served as Treasurer of the Insurance Company from 2000 to 2004 and as Controller from 1989 to 2000.  Mr. Snyder currently serves as a director of the Insurance Company.

Lawrence Rivkin has been a director of the Company since 1988.  Mr. Rivkin has served as counsel to the law firm of Goldfarb & Fleece for more than the past five years.

Lawrence Read has served as a director of the Company since 2005.  He was a director of the Insurance Company from 2002 to 2005.  Since 1986, Mr. Read has been the President and CEO of Lube Management Corp., which operates a chain of retail automotive centers throughout California and provides enterprise software systems for independently owned automotive oil service centers.  Since 1999, Mr. Read has been President and Chairman of the Board of North American Lubricants Corporation, a passenger car motor oil manufacturer and reseller throughout the United States.  He is also a member of the board of directors of the Automotive Oil Change Association, an industry trade group which he founded in 1987.

W. Thomas Knight has served as a director of the Insurance Company from 1993 to May 2008.  He joined the Board of the Company in May 2008.  He served as General Counsel of the Company from 1993 to 2003.  Since 2003, Mr. Knight serves as an independent consultant and as Counsel for the law firm of Davis, Kilmarx, Swan and Bowling of Providence, R.I.  Prior to 2003, Mr. Knight was employed with Avon Products, Inc. as Senior Vice President, General Counsel and Secretary from 1976 to 2003.

William Trust has been a director of the Company since May 2008.  He is a Principal in Innovation Management Consulting.  Mr. Trust holds a BBA from the Univ. of The City of New York and an MBA in Management from Baruch College.  Prior to starting his consulting practice, he held President, CEO and Chief Financial Officer positions in privately held companies.  Mr. Trust has extensive international experience having been the Executive Director of an international architectural firm and the Executive VP of an international transportation holding company.  His experience also includes the Controllership of a NYSE listed company and the Chief Accounting Officer of an investment banking firm.  In addition he has also been a board member of numerous domestic and international corporations and joint ventures.

Stanley Rubin joined the Board of the Company in May 2008.  He served as Chief Investment Officer of the Insurance Company from November, 1999, and Executive Vice-President of the Company since September, 2000 to his retirement on September 30, 2003. Prior to that, Mr. Rubin served as Senior Vice President, Vice President and general analyst upon his joining the Insurance Company in 1986.  He has been a Director of the Insurance Company since 2000 through the present time and is currently Chairman of the Audit and Benefits Committee. In addition to his board duties, Mr. Rubin has been active with varied community service organizations since his retirement from the Insurance Company.

              William A. DeMilt joined the board of the Company in October 2008. From 2004 until his retirement in 2007 he was the Chief Financial Officer of the United Way of New York City. Previous to that he was Executive Vice President of Mutual of America Life Insurance Company of New York, which he joined in 1986. At Mutual of America, he served in various capacities including Treasurer, Controller, Auditor, Real Estate Management and Corporate Services. Prior experience included international banking and public accounting. Mr. DeMilt earned a BBA degree from St. John's University, New York and is a Certified Public Accountant. He is also a director of St. Mary's Healthcare System for Children.

John D. McMahon joined the board of the Company in October 2008.  He was named in February 2009 as executive vice-president of Con Edison.  From January 2003 to February 2009, he was president and CEO of Orange and Rockland Utilities.  Prior to being named as president and CEO of Orange and Rockland Utilities, he was Con Edison's senior vice-president and general counsel.  Mr. McMahon joined Con Edison in 1976.  A graduate of Manhattan College and New York Law School, Mr. McMahon has also completed the Advanced Management Program of Harvard Business School. He is also a director of the Fresh Air Fund.

There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Certain Relationships and Related Transactions

From time to time in the ordinary course of business, certain of the Company's directors and executive officers have purchased, and may in the future purchase, annuity contracts or life insurance policies from the Insurance Company.  Such transactions in the past have been and, in the future, will be on terms no less favorable to the Insurance Company than those that could be obtained from unaffiliated third parties.

DIRECTORS

Directors of the Company are elected annually to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified.  Each Director is expected to devote sufficient time, energy and attention to ensure diligent performance of his duties and to attend all Board, committee and stockholders’ meetings. The Board met four times during 2008, of which all four were regularly scheduled meetings. All Directors attended all of the meetings of the Board and of the Committees on which they served during the fiscal year ended December 31, 2008.  Two of the three directors who retired as of the May 2008 annual meeting did not attend the 2008 Annual Meeting.

Committees of the Board

The Board has three standing active committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Compensation Committee and the Nominating and Governance Committee which was formed in March 2009.

Audit Committee.  The Company's Board of Directors has an Audit Committee (the "Audit Committee"), the members of which are elected by the Board of Directors for a term of one year, beginning after the first regular meeting of the Board of Directors following the annual meeting of shareholders and until their respective successors are duly appointed and qualified. All members of the Audit Committee are independent, in accordance with the NASDAQ listing standards.  The Committee has one audit committee financial expert, Mr. Trust, who had experience as a Controller of a NYSE listed company and the Chief Accounting Officer of an investment banking firm.  The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial control practices of the Company.  The Audit Committee has general responsibility for surveillance of financial controls, as well as for the Company's accounting and audit activities.  The Audit Committee annually reviews the qualifications of the independent auditors, makes recommendations to the Board of Directors as to their selection, reviews the audit plan, fees and audit results with both the Company's management and the independent auditors, approves non-audit services to be performed by the auditors and related fees, monitors the independence of the  independent auditors.  The Audit Committee held seven meetings in 2008.

Compensation Committee.  The Compensation Committee is responsible for reviewing and advising the Board with respect to the Company’s compensation and employee benefit plans and practices, including executive, director, incentive and equity based compensation plans.  The Committee also has the responsibility to approve salaries, stock option grants and employment agreements for executives who are, or are expected to become, subject to Section 162(m) of the Internal Revenue Code.  In accordance with the NASDAQ listing standards, the Compensation Committee is comprised solely of non-employee, independent Directors. The Committee consists of Messrs. Knight (Chairman), Rivkin, Read, Rubin and Trust.  The Committee held two meetings in 2008.

Nominating and Governance Committee.  In March 2009, the Board approved the creation of a nominating and governance committee.  The committee consists of three or more independent directors of the Company.  The Committee will be responsible for nominating directors to the board of the Company and making recommendations to the Board for directors of the Insurance Company.  In addition, the Committee will be responsible for issues relating to corporate governance such as conflicts of interest and developing codes of ethics and business conduct.

Shareholder Communication with Board Members.  Shareholders who wish to communicate directly with the Board of Directors may do so by directing correspondence to the Board, or any member of the Board, and mailing it to the Company, attention President.  The President’s office will arrange for the delivery of the communication to the appropriate individual.

Compensation of the Board

During 2008, directors of the Company received an annual retainer of $35,000.  In addition, directors received fees of  $1,000 for each regular Board meeting attended in person, $1,500 for a special Board meeting attended in person, $1,500 for committee meetings attended that are held on dates separate from the Board meetings and $750 for each telephonic Board or committee meeting attended.  The Chairman of the Audit Committee received an additional retainer of $5,000 and the other members of the Audit Committee received an additional retainer of $1,500.

The compensation of directors in 2008 is set forth on the following table:

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Donald Barnes	$43,000	-	$43,000
Richard A. Giesser	750	-	750
Jeffrey Keil	4,000	-	4,000
W. Thomas Knight	50,250	-	50,250
Herbert Kurz	43,000	-	43,000
John McMahon	20,000	-	20,000
William DeMilt	20,750	-	20,750
Paul Frederick Pape, Jr.	4,500	-	4,500
Lawrence Read	63,000	-	63,000
Lawrence Rivkin	61,000	-	61,000
Stanley Rubin	51,750	-	51,750
William Trust, Jr.	54,750	-	54,750

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Philosophy

The compensation paid to our senior management is simple and straightforward.  We compensate through base salary designed to be competitive with comparable employers and through equity compensation to align management’s incentives with the long-term interests of our shareholders.  We believe that executive compensation levels should be competitive and consistent with life insurance and annuity industry standards to enable the Company to attract and retain qualified executives who are critical to the Company's success.  We believe that compensation should be meaningfully related to both an individual's job performance, as measured by the achievement of qualitative objectives, and the performance of the Company, as measured by its profitability, the value created for shareholders and the realization of the Company's short-term and long-term strategic goals.

Base Salaries

Our objective is to provide our senior management with a base salary that is appropriate to their professional status and accomplishments, as well as consistent with applicable industry and regional standards.  Each year, the Chief Executive Officer, Herbert Kurz, subjectively determines a proposal for the base salaries of the other members of senior management, which is then discussed with and subject to approval by the Compensation Committee.  Qualitative objectives considered include the individual executive officer's (1) contribution to the Company's performance, (2) responsibilities, (3) revenue and cost containment initiatives and (4) time commitment to the Company, as well as the Chief Executive Officer’s views concerning such executive's performance.  The base salaries, while not objectively determined, reflect levels that the Company believes are appropriate based upon our general experience for the nature, size and location of the Company.  The Company considers all such measurement factors, generally equally weighted, in our annual salary reviews.

Compensation of Herbert Kurz, Chairman and Chief Executive Officer of the Company and the Insurance Company, is established by the Compensation Committee using substantially the same criteria that are used to determine compensation levels for other executive officers.  Mr. Kurz received a base salary of $569,710 for both 2007 and 2008 and he has advised the Compensation Committee that he will not accept any salary increase in 2009.

In March 2008, salary increases ranging from $28,875 to $50,000 effective January 1, 2008 were approved by the Compensation Committee for each of the Executive Officers of the Company other than Mr. Kurz.

Equity Compensation

The Company believes that compensation should be meaningfully related to the value created by individual executive officers for the shareholders.  Incentive stock options are awarded in order to better align management’s incentives with the long-term interests of our shareholders.  The options are subject to a four-year vesting requirement, with 25% of each year’s option grant becoming vested annually after the date of the grant.  The vesting feature provides an incentive for the executive officers to remain in the employ of the Company, while at the same time continuing to align them closely with long term strategic goals of the Company.

The size of individual stock option grants is related to the level of responsibility of the individual executive and the quality of an individual executive’s contribution to the Company’s performance, as well as the factors considered in determining base salary, which are described above. The size of each executive’s stock option grant is determined subjectively by the Compensation Committee based upon recommendations from the Chief Executive Officer.

The practice of the Company is to determine and approve the stock options at the third quarter meeting of the Board of Directors held in September.  All stock options granted have an exercise price equal to the fair market value of the Corporation’s common stock on the date of grant.  We determine the fair value based upon the closing price of our stock on the day of determination.  The Compensation Committee’s schedule is determined several months in advance, and the proximity of any awards to earnings announcements or other market events is coincidental.

In May 2006, the shareholders of the Company approved the Company’s 2006 Stock Incentive Plan, which became effective on June 1, 2006.  The Company’s 2006 Stock Incentive Plan authorized the granting of awards in the form of non-qualified options or incentive stock options qualifying under Section 422A of the Internal Revenue Code.  The plan authorized the granting of options to purchase up to 1,000,000 shares of common stock of the Company to employees, directors and independent contractors of the Company.  All stock options granted will have an exercise price equal to the fair market value of the Corporation’s common stock on the date of grant.  Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R) “Share-Based Payment” and began recognizing compensation expense for its share-based payments based on the fair value of the awards.

Severance Benefits

We believe that companies should provide reasonable severance benefits to employees.  With respect to senior management, effective January 1, 2008, the Company entered into employment agreements with Messrs. Snyder, Scher, Abrams and Barnes for a term of three (3) years each.  The agreements provide for severance pay if the executive is terminated without cause by the Company at any time, with payment equal to the greater of (i) the remaining salary and benefits due under the contract or (ii) two year’s salary at the current rate of salary compensation, payable in installments in accordance with the Company’s standard payroll procedures.  The vesting of equity compensation will not be accelerated upon such a termination.  If employment is terminated by the Company for cause or by the executives, there are no severance benefits.

 Perquisites and Other Benefits

The Company provides vacation, disability, medical insurance and life insurance benefits to the Executive Officers that generally are available to all Company employees.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code limits a company's ability to take a deduction for federal tax purposes for certain compensation paid to its executives.  The Company currently expects that all compensation payable to executive officers during 2008 will be deductible by the Company for federal income tax purposes.  The Company's policy with respect to compensation to be paid to executive officers is to structure compensation payments to executive officers so as to be deductible under Section 162(m).

Retirement Plans

Until February 2004, the Company maintained a traditional defined benefit pension plan.  Subsequent to that time, no new participants were added to the plan and the benefits under that plan for existing participants were frozen.  After freezing the Presidential Life Insurance Company Employees’ Retirement Plan in February 2004, the Company completed the voluntary termination of the Plan effective November 30, 2004, subject to the provisions set forth in ERISA.  The Company completed the full distribution of the Plan’s assets to the participants in December 2004.

In January 2005, the Company replaced the traditional defined benefit pension plan with a 401(k) plan in which the Company makes an annual contribution to the 401(k) plan equal to 4% of all employees’ salaries, allocated to each of the Company’s employees without regard to the amounts, if any, contributed to the plan by the employees.  The Company’s contribution is subject to a vesting schedule.

Compensation Committee Procedures

The Compensation Committee of the Board of Directors approves all compensation and awards to Executive Officers, which includes the Chief Executive Officer, the Chief Financial Officer and the three other executives named in this report.  With respect to equity compensation awarded to other employees of the Company, the Compensation Committee approves the grant of stock options based upon a review of the recommendation of the Chief Executive Officer and the other Executive Officers of the Company.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

 COMPENSATION COMMITTEE:

W. Thomas Knight, Chairman

Lawrence Rivkin

Lawrence Read

Stanley Rubin

William Trust Jr.

Summary Executive Compensation Table

The following table sets forth, for the Company's last two fiscal years, the annual and long-term compensation of those persons who were, at December 31, 2008 (i) the Principal Executive Officer, (ii) the Principal Financial Officer, (iii) the other three most highly compensated executive officers of the Company (the "Executive Officers") and (iv) individuals who would be included in one of the above categories except for the fact that they were not executive officers of the Company at the end of the fiscal year.

Name and Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation	Total
Herbert Kurz Chief Executive Officer of the Insurance Company and President and CEO of the Company	2008 2007 2006	$569,710 $569,710 $569,710	$0 $0 $0	$0 $0 $0	$153,786 $149,722 $151,475	$723,496 $719,432 $721,185
Charles Snyder Chief Financial Officer of the Company and Director and Chief Financial Officer of the Insurance Company	2008 2007 2006	$330,000 $296,101 $272,115	$0 $50,000 $0	$121,562 $113,607 $87,493	$14,776 $13,261 $12,298	$466,338 $472,969 $371,906
Donald Barnes Vice Chairman of the Board of Directors of the Company and President and Chief Operating Officer of the Insurance Company	2008 2007 2006	$400,000 $342,308 $307,115	$0 $50,000 $0	$165,678 $178,043 $147,993	$60,910 $54,322 $54,432	$626,588 $624,673 $509,540
Mark Abrams Executive Vice President, Chief Investment Officer and Director of the Insurance Company	2008 2007 2006	$360,000 $317,636 $292,115	$0 $50,000 $0	$115,558 $109,610 $81,494	$16,119 $14,215 $13,152	$491,677 $491,461 $386,761
Jerrold Scher Senior Vice President, Chief Actuary and Director of the Insurance Company	2008 2007 2006	$330,000 $296,101 $272,115	$0 $50,000 $0	$130,208 $126,115 $100,001	$14,776 $13,261 $12,339	$474,984 $485,477 $384,455

Total Compensation for the above named executive officers include base salaries and stock options measured at grant date fair value, computed pursuant to FAS 123(R) over the requisite service term, without regard to possible forfeitures.  The Company does not award stock awards, perquisites, or any other non-equity incentive plan compensation.  “All Other Compensation” represents the Company's payment of premiums with respect to term life insurance policies and Company contributions to the 401K Plan for the Executive Officers.  In addition, with respect to each of Mr. Kurz and Mr. Barnes, it includes director’s fees of $43,000 and $43,000, respectively.

The Company grants options to purchase common stock at prices equal to the market value of the stock on the dates the options were granted. The options granted to date have a term of 5 years from grant date and vest in equal annual installments over the four-year period following the grant date for employee options. Employees generally have three months after the employment relationship ends to exercise all vested options. The fair value of each option grant is separately estimated for each vesting date. The fair value of each option is amortized into compensation expense on a straight-line basis between the grant date for the award and each vesting date. The Company has estimated the fair value of all stock option awards as of the date of the grant by applying the Black-Scholes-Merton multiple-option pricing valuation model. The application of this valuation model involves assumptions that are judgmental and highly sensitive in the determination of compensation expense. The key assumptions used in determining the fair value of options granted in 2008 and a summary of the methodology applied to develop each assumption are as follows:

Expected price volatility	28.37%
Risk-free interest rate	2.80%
Weighted average expected lives in years	3.75
Forfeiture rate	0%
Dividend yield	3.00%

Expected Price Volatility - This is a measure of the amount by which a price has fluctuated or is expected to fluctuate. We use actual historical changes in the market value of our stock to calculate the volatility assumption, as it is management’s belief that this is the best indicator of future volatility. We calculate weekly market value changes from the date of grant over a past period representative of the expected life of the options to determine volatility. An increase in the expected volatility will increase compensation expense.

Risk-Free Interest Rate - This is the U.S. Treasury rate for the week of the grant having a term equal to the expected life of the option. An increase in the risk-free interest rate will increase compensation expense.

Expected Lives - This is the period of time over which the options granted are expected to remain outstanding giving consideration to vesting schedules, historical exercise and forfeiture patterns.  The Company used the simplified method outlined in SEC Staff Accounting Bulletin No. 107 to estimate expected lives for options granted prior to January 1, 2008.  In 2008, the Company used historical data to estimate the expected lives.  Options granted have a maximum term of five years. An increase in the expected life will increase compensation expense

Forfeiture Rate - This is the estimated percentage of options granted that are expected to be forfeited or canceled before becoming fully vested. This estimate is based on historical experience. An increase in the forfeiture rate will decrease compensation expense.

Dividend Yield – The expected dividend yield is based on the Company’s current dividend yield and the best estimate of projected dividend yields for future periods within the expected life of the option.  An increase in the dividend yield will decrease compensation expense.

OPTION TABLES

Grants of Plan Based Awards

The following table sets forth certain information concerning options granted during 2008 to the named executives:

Name	Grant Date	Grant Date Fair Value ($)	Option Awards: Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Awards ($/Share)
Herbert Kurz Chief Executive Officer of the Insurance Company and President and CEO of the Company	N/A	-0-	-0-	N/A
Charles Snyder Chief Financial Officer of the Company and Director and Chief Financial Officer of the Insurance Company	3/19/08	$95,400	30,000	16.67
Donald Barnes Vice Chairman of the Board of Directors of the Company and President and Chief Operating Officer of the Insurance Company	3/19/08	$111,300	35,000	16.67
Mark Abrams Executive Vice President, Chief Investment Officer and Director of the Insurance Company	3/19/08	$95,400	30,000	16.67
Jerrold Scher Senior Vice President, Chief Actuary and Director of the Insurance Company	3/19/08	$95,400	30,000	16.67

Outstanding Equity Awards at Fiscal Year End

The following table discloses outstanding option awards that have been granted but remain unexercised or unvested.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Herbert Kurz Chief Executive Officer of the Insurance Company and President and CEO of the Company	-0-	-0-	-0-	-0-	-0-
Charles Snyder Chief Financial Officer of the Company and Director and Chief Financial Officer of the Insurance Company	3,563 7,000 12,126 10,000 15,000 10,000 6,250 0	0 0 0 0 5,000 10,000 18,750 30,000	0 0 0 0 5,000 10,000 18,750 30,000	10.90 16.49 14.70 15.43 18.33 22.82 16.97 16.67	5/22/09 9/18/09 11/25/09 2/18/09 9/8/10 9/15/11 9/5/12 3/19/13
Donald Barnes Vice Chairman of the Board of Directors of the Company and President and Chief Operating Officer of the Insurance Company	0 13,500 24,937 20,000 18,750 12,500 7,500 0	0 0 0 0 6,250 12,500 22,500 35,000	0 0 0 0 6,250 12,500 22,500 35,000	10.90 16.49 14.70 15.43 18.33 22.82 16.97 16.67	5/22/09 9/18/09 11/25/09 2/18/09 9/8/10 9/15/11 9/5/12 3/19/13
Mark Abrams Executive Vice President, Chief Investment Officer and Director of the Insurance Company	1,656 7,000 5,401 12,500 15,000 10,000 6,250 0	0 0 0 0 5,000 10,000 18,750 30,000	0 0 0 0 5,000 10,000 18,750 30,000	10.90 16.49 14.70 15.43 18.33 22.82 16.97 16.67	5/22/09 9/18/09 11/25/09 2/18/09 9/8/10 9/15/11 9/5/12 3/19/13
Jerrold Scher Senior Vice President, Chief Actuary and Director of the Insurance Company	19,500 7,000 19,500 10,000 15,000 10,000 6,250 0	0 0 0 0 5,000 10,000 18,750 30,000	0 0 0 0 5,000 10,000 18,750 30,000	10.90 16.49 14.70 15.43 18.33 22.82 16.97 16.67	5/22/09 9/18/09 11/25/09 2/18/09 9/8/10 9/15/11 9/5/12 3/19/13

OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding the amount a named executive officer realized during the most recent fiscal year on the exercise of stock options.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Herbert Kurz Chief Executive Officer of the Insurance Company and President and CEO of the Company	N/A	N/A
Charles Snyder Chief Financial Officer of the Company and Director and Chief Financial Officer of the Insurance Company	0	$0
Donald Barnes Vice Chairman of the Board of Directors of the Company and President and Chief Operating Officer of the Insurance Company	9,312	$58,666
Mark Abrams Executive Vice President, Chief Investment Officer and Director of the Insurance Company	0	$0
Jerrold Scher Senior Vice President, Chief Actuary and Director of the Insurance Company	0	$0

Comparative Performance by the Company

The SEC requires the Company to present a graph comparing the cumulative total shareholder return on its Common Stock with the cumulative total shareholder return of:  (i) a broad equity market index; and (ii) a published industry index or peer group.  The following graph compares the Common Stock with:  (i) the S&P 600 SmallCap Index; and (ii) the S&P Life and Health Insurance Index and assumes an investment of $100 on December 31, 2003 in each of the Common Stock, the stocks comprising the S&P 600 SmallCap Index and the stocks comprising the S&P Life and Health Insurance Index, assuming the reinvestment of dividends.

Total Return To Shareholders
(Includes reinvestment of dividends)

		ANNUAL RETURN PERCENTAGE
		Years Ending

Company / Index		Dec04	Dec05	Dec06	Dec07	Dec08
Presidential Life Corporation		31.99	14.85	17.26	-18.04	-41.83
S&P 600 SmallCap Index		22.65	7.68	15.12	-0.30	-31.07
S&P 500 Life & Health Insurance Index		22.15	22.51	16.51	11.00	-48.32

		INDEXED RETURNS
	Base	Years Ending
	Period
Company / Index	Dec03	Dec04	Dec05	Dec06	Dec07	Dec08
Presidential Life Corporation	100	131.99	151.59	177.75	145.69	84.74
S&P 600 SmallCap Index	100	122.65	132.07	152.04	151.59	104.48
S&P 500 Life & Health Insurance Index	100	122.15	149.65	174.36	193.54	100.02

The preceding graph shall not:  (i) be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference; and (ii) otherwise be deemed filed under either the Securities Act or the Exchange Act or subject to Regulations 14A or 14C promulgated under the Exchange Act or the liabilities of Section 18 of the Exchange Act.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock.  Based upon a review of information provided to the Company, we believe that all of our executive officers, directors and 10% shareholders complied with their Section 16(a) filing requirements with the following exception:  On October 28, 2008, Herbert Kurz transferred 6,150,399 shares to the Kurz Family Foundation, Ltd.  A Form 4 reporting this sale was filed by Herbert Kurz on October 29, 2008.  On February 20, 2009, the Kurz Family Foundation, Ltd. filed Form 3 with the SEC acknowledging (a) that the date of the event requiring the Form 3 initial statement of ownership was October 28, 2008, and (b) that it beneficially owned 6,164,984 shares.

PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

ELECTION OF DIRECTORS

(Proposal 1 on the Proxy Card)

Nominees

The Amended and Restated By-Laws provide that the Board of Directors is to consist of not less than five (5) and not more than nineteen (19) members, with the actual number to be set from time to time by a majority of the Board of Directors.  The Board of Directors has fixed the number of directors to be elected at the 2009 Annual Meeting at nine (9).

At the Annual Meeting, nine (9) persons will be elected to the Board of Directors to serve until the next annual meeting and until their respective successors are duly elected and qualified.  The persons named in the accompanying form of proxy, unless otherwise instructed, intend to vote the shares of Common Stock covered by valid proxies FOR the election of the nine (9) persons named below, each of whom has been nominated by the Board of Directors for election to the Board of Directors.  Proxies cannot be voted for a greater number of persons than the number of nominees.  Information concerning each of the nominees is set forth in this Proxy Statement under the heading "Directors and Executive Officers."  Each of the nominees has indicated that he is able and willing to serve as a director.  In the event that any of such persons is unable or unwilling to continue to be available for election, the persons named in the accompanying form of proxy will have discretionary power both to vote for a substitute and to vote or withhold their vote for any additional nominees named by shareholders.  There are no circumstances presently known to the Board of Directors that would render any of the following persons unavailable or unwilling to continue to serve as a director, if elected.  The election of directors requires the affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Annual Meeting and entitled to vote.

Nominees to the Board of Directors

Donald Barnes

W. Thomas Knight

Herbert Kurz

John D. McMahon

William A. DeMilt

Lawrence Read

Lawrence Rivkin

Stanley Rubin

William M. Trust Jr.

The Board of Directors recommends a vote FOR the election of the above-named nominees.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal 2 on the Proxy Card)

The Board of Directors, upon the recommendation of the Audit Committee, has selected, subject to ratification by the shareholders of the Company at the Annual Meeting, the firm of BDO Seidman LLP (“BDO”) as the independent registered public accountants for the Company to audit the Company's financial statements for its fiscal year ending December 31, 2009.  BDO has served as the independent registered public accounting firm for the Company since September 2005.  BDO does not have any direct financial interest or any material indirect financial interest in the Company.  Assuming a quorum is present, the affirmative vote by the holders of a majority of shares represented at the Annual Meeting will be required to ratify the selection of BDO as the Company's independent registered public accountants for the fiscal year ending December 31, 2009.  A representative of BDO will be present at the Annual Meeting.  Such representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

During the two most recent fiscal years, the Company has not consulted with BDO regarding the subject matter of a disagreement or a reportable event on the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company's financial statements during such periods.

Audit Fees

The aggregate fees billed by BDO for professional services rendered for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2008 and for the audit of the Company’s annual financial statements and internal controls for the year ended December 31, 2008 and 2007 was $694,920 and $712,430, respectively.  Audit related fees for the year ended December 31, 2008 and 2007 was $30,740 and $29,284, respectively.

Tax Fees

The aggregate fees billed by BDO for tax services in 2008 and 2007 were $23,598 and $25,029, respectively.

All Other Fees

Other than the fees described above, the Company was not billed any amounts for professional services by BDO during 2008.

Audit Committee Pre-Approval Policies

Pursuant to the Audit Committee Charter, the Audit Committee approved the retention of BDO Seidman LLP for the audit services in 2008.  In addition, the Audit Committee reviewed and approved the proposed scope of services and fee arrangements between the Company and BDO Seidman LLP for such year.

Audit Committee Report

The Audit Committee of the Company's Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors in 2005.  The Audit Committee is responsible for the general oversight of the audit process for the Company’s financial statements.  In that role, the Audit Committee is responsible for the selection of the Company’s auditors and approval of their compensation, approval of the scope of audit and non-audit work to be performed by the auditors, confirmation of the independence of the auditors, review with the auditors of the adequacy of the Company’s internal controls, review with the auditors and management of the Company’s annual financial statements and review with management and the auditors of the Company’s periodic reports filed with the SEC.

Management is responsible for the Company's internal controls, the financial reporting process and preparation of the consolidated financial statements of the Company.  The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Audit Committee's responsibility is to monitor and oversee these processes.  It should be noted that the Committee members are not professionally engaged in the practice of accounting or auditing.

In this context, the Committee has met and held discussions with management and the independent auditors.  Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.  The Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors.  The Audit Committee further discussed with independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees) as amended.

The Company's independent auditors also provided to the Audit Committee the written disclosures and letter required by PCAOB Rule 3526 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence.

Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the report and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Lawrence Read, Chairman

Lawrence Rivkin

William Trust Jr.

The Board of Directors recommends that the shareholders vote FOR ratification of the selection of BDO Seidman LLP as the Company's independent registered public accountants.

SHAREHOLDERS' PROPOSALS FOR THE 2009 ANNUAL MEETING

A shareholder who desires to include a proposal in the proxy material relating to the 2009 annual meeting of shareholders of the Company must submit the same in writing, so as to be received at the principal executive office of the Company (to the attention of the Secretary) on or before December 14, 2009, for such proposal to be considered for inclusion in the proxy statement for such meeting.  Such proposal also must meet the other requirements of the Securities and Exchange Commission (the "SEC") relating to shareholder proposals required to be included in the Company's proxy statement.

OTHER MATTERS

The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting.  If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

The Company will furnish, without charge, to each person whose proxy is being solicited, upon request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the SEC, including the financial statements, notes to the financial statements and the financial schedules contained therein (the "2008 Form 10-K").  Copies of any exhibits to the 2008 Form 10-K also will be furnished to any such shareholder upon the payment of a reasonable duplicating charge.  Requests for copies of any such materials should be directed to Presidential Life Corporation (attention Secretary), 69 Lydecker Street, Nyack, New York 10960.

By Order of the Board of Directors

Kathleen Dash,

Secretary

April 21, 2009

[FORM OF PROXY CARD]

PRESIDENTIAL LIFE CORPORATION

69 LYDECKER STREET

NYACK, NEW YORK   10960

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF PRESIDENTIAL LIFE CORPORATION.

The undersigned hereby appoints William Trust, Jr., Lawrence Read and Lawrence Rivkin, and each of them, with full power of substitution, the proxy or proxies of the undersigned to vote all shares of Common Stock of Presidential Life Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Presidential Life Insurance Company, 69 Lydecker Street, Nyack, New York 10960, at 10:00 a.m., local time, on Wednesday, May 13, 2009, or at any postponement, adjournment or adjournments thereof (the "Annual Meeting"), with the same force and effect as the undersigned might or could do if personally present.

This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND WILL GRANT THE PROXYHOLDERS DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE ANNUAL MEETING.

COMPANY PROPOSAL NUMBER 1:

TO ELECT THE FOLLOWING NOMINEES TO THE BOARD OF DIRECTORS, EACH FOR A TERM OF ONE YEAR AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED:

Donald Barnes, William A. DeMilt, W. Thomas Knight, Herbert Kurz, John D. McMahon, Lawrence Read, Lawrence Rivkin, Stanley Rubin and William M. Trust Jr.

____  FOR all nominees

____   AGAINST all nominees

FOR all nominees except

the following nominee(s)

COMPANY PROPOSAL NUMBER 2:      TO RATIFY THE BOARD OF DIRECTORS' SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009

____FOR

           ____ AGAINST                        ____   ABSTAIN

IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE ANNUAL MEETING.

(OVER)

The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 17, 2009, and the Annual Report to Shareholders for the fiscal year ended December 31, 2008, which can be viewed at the following website http://materials.proxyvote.com/740884, and hereby revokes any proxy or proxies heretofore given.  This proxy card may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

Date: __________________, 2009

_____________________________

_____________________________

Signature of Shareholder or Authorized Representative

Please sign exactly as your name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized signatory.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.  IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED IN PROPOSAL NUMBER 1 AND FOR PROPOSAL NUMBER 2.